SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811-2699
SERIES NO.: 23


74U. 1 Number of shares outstanding (000's omitted)
       Class A                                              46
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                              12
       Class C                                               8
       Class R                                               5
       Institutional Class                                   5

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $10.54
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $10.51
       Class C                                          $10.51
       Class R                                          $10.53
       Institutional Class                              $10.55